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                                                                   EXHIBIT 10.39


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

      This Settlement Agreement and Mutual Release ("Agreement") is entered into by and between Visioneer, Inc. ("Visioneer"), Primax V Acquisition Corp., a California company ("Purchaser"), Primax Electronics, Ltd., a company organized under the laws of Taiwan ("Purchaser Parent") and Michael
T. Burt ("Employee").

      WHEREAS, Employee has been employed by Visioneer;

      WHEREAS, Visioneer, Purchaser and Purchaser Parent have entered into that certain Asset Purchase Agreement dated December 2, 1998 (the "Purchase Agreement") pursuant to which Visioneer has agreed to sell and transfer to Purchaser and Purchaser has agreed to purchase and assume from Visioneer substantially all of the assets and liabilities associated with Visioneer's Hardware Business (as defined in the Purchase Agreement);

      WHEREAS, Visioneer and Employee have mutually agreed to terminate the current employment relationship between Employee and Visioneer;

      WHEREAS, Purchaser, Purchaser Parent and Employee have mutually agreed not to enter into any future employment relationship between Employee and either of Purchaser or Purchaser Parent; and

      WHEREAS, Employee on the one hand, and Visioneer, Purchaser and Purchaser Parent on the other hand, wish to release each other from any claims arising from or related to any current or anticipated employment relationship;

      NOW, THEREFORE, in consideration of the mutual promises made herein, Visioneer, Purchaser, Purchaser Parent and Employee (collectively referred to as the "Parties") hereby agree as follows:

      1. Termination. The Parties acknowledge and agree that Employee's employment relationship with Visioneer will terminate effective as of the Closing Date (as defined in Section 3.1 of the Purchase Agreement) (the "Termination Date").

      2. Consideration. In consideration for the release of claims set forth below and other obligations under this Agreement, Visioneer, Purchaser and Purchaser Parent collectively agree to pay Employee a lump sum amount of $70,000.02, which is equal to six months of Employee's regular base salary (less applicable tax withholding).

      3. Stock Options.

            (a) Acceleration of Vesting. Employee acknowledges and agrees that in accordance with the terms of those certain stock options granted to Employee under Visioneer's 1993 Incentive Stock Option Plan to purchase a total of 130,715 shares of Visioneer Common

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Stock, as evidenced by Stock Option Agreements issued to Employee, 42,901 shares will have vested as of the Termination Date and 87,814 shares will remain unvested (the "Unvested Shares"). In further consideration for the release of claims set forth below and other obligations under this Agreement, the Parties agree that fifty percent (50%) of Employee's Unvested Shares shall become immediately vested and exercisable as of the Termination Date. No additional option shares shall vest after the Termination Date. In accordance with the terms of the Option Agreements issued to Employee, vested options will be exercisable for ninety (90) days following the Termination Date.

            (b) Option Buy-Back. The requirement that Employee continue to be employed by Visioneer as of January 31, 1999 in order to qualify to sell any or all of his vested, unexercised stock options back to Visioneer at a purchase price of $0.20 per share is hereby waived, and Employee shall hereafter be eligible to participate in the proposed Option Buy-Back (pursuant to its specified terms) at his sole election.

      4. Benefits. Employee shall continue to receive Visioneer's standard medical and dental insurance benefits at Visioneer's expense through the Termination Date. After such date, Employee shall have the right to continue, at his own expense, coverage under Visioneer's health insurance as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

      5. No Other Payments Due. Employee acknowledges and agrees that he has received, or will receive as of the Termination Date, all salary, accrued vacation, commissions, bonuses, compensation, shares of stock options therefore or other such sums due to Employee other than the amounts to be paid pursuant to Sections 2 and 3 of this Agreement. In light of all such payments by or on behalf of Visioneer, Purchaser and/or Purchaser Parent of all wages due, or to become due to the Employee, the Parties further acknowledge and agree that California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

                  No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

      6. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by any of Visioneer, Purchaser and/or Purchaser Parent. Employee further agrees that with respect to (i) any payment(s) made to Employee hereunder or (ii) benefit(s) conferred upon Employee hereunder by either Visioneer, Purchaser or Purchaser Parent, that the other two parties hereto (i.e., either (i) Visioneer and Purchaser, or (ii) Purchaser and Purchaser Parent, or (iii) Visioneer and Purchaser Parent) shall be deemed to be third-party beneficiaries of such actions. Employee, on the one hand, and Visioneer, Purchaser and Purchaser Parent, on the other hand, on behalf of themselves, and each of their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns,

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hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns from any claim duty, obligation or cause of action relating to any matters of any kind, whether known or unknown, suspected or unsuspected, that either of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

            (a) any and all claims relating to or arising from Employee's employment relationship with Visioneer and termination of that relationship as of the Termination Date, and any anticipated future employment relationship between Employee and either of Purchaser or Purchaser Parent;

            (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of Visioneer (other than as specifically set forth in Section 3 herein above);

            (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

            (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and the California Fair Employment and Housing Act;

            (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

            (f) any and all claims for attorney's fees and costs.

The Parties agree that the release set forth in this section shall be and remain in effect in all respects as a complete and general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

      7. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee, on the one hand, and Visioneer, Purchaser and Purchaser Parent, on the other hand, acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
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            WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT
            WITH THE DEBTOR.

      The Parties being aware of such code section, agree respectively to waive any rights they may have thereunder, as well as under any other stature or common law principles of similar effect.

      8. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that the waiver and release is knowing and voluntary. The Parties agree that the waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date (as defined below) of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by the writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the Parties to revoke this Agreement (the "Revocation Period"); and (d) this Agreement shall not be effective until the Revocation Period has expired.

      9. Confidentiality. The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

      10. Nondisclosure of Confidential and Proprietary Information. Employee understands and agrees that his obligations to Visioneer under the Confidential Information and Assignment of Inventions Agreement previously executed by Employee and Visioneer shall survive termination of Employee's relationship with Visioneer under this Agreement and that Employee shall continue to maintain the confidentiality of all confidential and propriety information of Visioneer, Purchaser and Purchaser Parent to which he has had access. Employee agrees that at all times hereafter, Employee shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property rights of Visioneer, Purchaser or Purchaser Parent, until after such time as such information has become publicly known otherwise than by an act of collusion of Employee. Employee further agrees that he will return all property and confidential and proprietary information of Visioneer, Purchaser and Purchaser Parent in his possession to such Party within five business days after the Termination Date.

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      11. Breach of this Agreement. Employee acknowledges that upon breach of the confidential and proprietary information provision contained in Section 10 of this Agreement, Visioneer, Purchaser and/or Purchaser Parent would sustain irreparable harm from such breach, and, therefore, Employee agrees that in addition to any other remedies which Visioneer, Purchaser and/or Purchaser Parent may have for any breach of this Agreement or otherwise, including termination of such Parties' respective obligations to provide benefits to Employee as described in Sections 2, 3 and 4 of this Agreement, Visioneer, Purchaser and Purchaser Parent shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining Employee from committing or continuing any such violation of this Agreement.

      12. Non-Disparagement. Each Party agrees to refrain from any disparagement, criticism, defamation, slander of the others, or tortious interference with the contracts and relationships of the others.

      13.. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

      14. Authority. Each of Visioneer, Purchaser and Purchaser Parent represents and warrants that the undersigned have the authority to act on behalf of Visioneer, Purchaser and Purchaser Parent, respectively, and to bind Visioneer, Purchaser and Purchaser Parent, respectively, and all who may claim through any of them to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      15. No Representations. Each Party represents that it has carefully read and understands the scope and effect of the provisions of this Agreement. No Party has relied upon any representations or statements made by the other Parties which are not specifically set forth in this Agreement.

      16. Costs. The Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with this Agreement.

      17. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      18. Entire Agreement. This Agreement represents the entire agreement and understanding between the Parties concerning Employee's separation from Visioneer and

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supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with any of Visioneer, Purchaser and/or Purchaser Parent and his compensation by any of them other than any option agreement as described in Section 3 and other than the Confidential Information and Assignment of Inventions Agreement as described in Section 10.

      19. No Oral Modification. This Agreement may only be amended in writing signed by each of the Parties.

      20. Governing Law. This Agreement shall be governed by the laws of the State of California.

      21. Effective Date. This Agreement shall be effective upon the expiration of the Revocation Period described in Section 8 and such date is referred to herein as the "Effective Date".

      22. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

      23. Assignment. This Agreement may not be assigned by any Party without the prior written consent of each of the other Parties. Notwithstanding the foregoing, this Agreement may be assigned by either Visioneer, Purchaser or Purchaser Parent to a corporation controlling, controlled by or under common control with such entity without the consent of Employee.

      24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a) They have read this Agreement;

            (b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

            (d) They are fully aware of the legal and binding effect of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]
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      IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.

                                          VISIONEER, INC.

                                          By: /s/ J. LARRY SMART
                                              ----------------------------------
                                          Title:  President, Chief Executive
                                                  Officer

                                          Dated:  January 8, 1999


                                          PRIMAX V ACQUISITION CORP.

                                          By: /s/ J. LARRY SMART
                                              ----------------------------------
                                          Title:
                                                  ------------------------------

                                          Dated:  January 8, 1999


                                          PRIMAX ELECTRONICS, LIMITED

                                          By:
                                              ----------------------------------
                                          Title:
                                                  ------------------------------

                                          Dated:  January __, 1999


                                          MICHAEL T. BURT:

                                          /s/ MICHAEL T. BURT
                                          --------------------------------------
                                          Michael T. Burt

                                          Dated:  January 8, 1999